UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

————————————

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

————————————

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2005, The Hain Celestial Group, Inc. (the "Company"), HJH One, L.L.C. (the "Selling Stockholder"), which is an affiliate of H.J. Heinz Company (together with its affiliates, “Heinz”), UBS Securities LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. entered into an underwriting agreement (the "Underwriting Agreement") relating to the public offering at $20.00 per share of 5,295,957 shares of the Company's common stock, par value $.01 per share (the "Common Stock") by the Selling Stockholder. The Selling Stockholder has also agreed to sell up to 794,394 shares of the Company's Common Stock if the underwriters exercise in full their over-allotment option. The shares offered by the Selling Stockholder are being sold pursuant to the Company's shelf registration statement on Form S-3 (No. 333-130090), as amended (the "Registration Statement"), which was previously declared effective by the Securities and Exchange Commission ("SEC"), the base prospectus included therein and the prospectus supplement dated December 20, 2005 and filed with the SEC. The Underwriting Agreement is included as Exhibit 1.1 hereto and is hereby incorporated by reference herein and into the Registration Statement. The Company’s press release announcing the pricing of the offering is included as Exhibit 99.1 hereto and is hereby incorporated by reference herein and into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(1.1) Underwriting Agreement, dated as of December 19, 2005, by and among The Hain Celestial Group, Inc., HJH One, L.L.C., UBS Securities LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc.

(99.1) Press release of Hain dated December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2005

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By: /s/ Ira J. Lamel
       Name: Ira J. Lamel
       Title:  Executive Vice President and
                  Chief Financial Officer